\                                Rule 424(b)(3)
                          Registration No. 33-60071

PRICING SUPPLEMENT NO. 6 DATED JUNE 16, 1998 TO PROSPECTUS DATED JULY 14, 1995 AND PROSPECTUS SUPPLEMENT DATED JULY 19, 1995


                             SARA LEE CORPORATION
                          Medium-Term Notes, Series D
                                 (Fixed Rate)


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
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
Principal Amount:                     $25,000,000                                              Issue Date:  June 19, 1998
Issue Price:                               99.576                                              Stated Maturity:  June 19, 2008
Commission of Selling Agents:                 NIL                                              Specified Currency:  U.S. Dollars
Net Proceeds to Issuer:               $24,894,000                                              Form:   X   Global
Interest Rate:                               6.15%                                                    ---
Selling Agents:                     Goldman Sachs                                                          Certificated
Trade Date:                         June 16, 1998                                                     ---

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Interest Payment Dates:                                                                 Amortizing Notes:

X  As specified in Prospectus Supplement                                                      Yes
--                                                                                      ----
   Other (specify) _____________________                                                  X   No
--                                                                                      ----
Regular Record Date:                                                                    Each payment of principal of, and interest
                                                                                        on, the Notes will be made:
X  As specified in Prospectus Supplement
--
   Other (specify) _____________________                                                        Quarterly
--                                                                                      -------
Original Issue Discount Note:                                                             X     Semiannually
                                                                                        -------
   Yes  X No                                                                                    Other (specify) __________________
--     --                                                                               -------
Original Issue Discount:                                                                Interest rate may be reset:    Yes  X  No
                        -------------------                                                                         --      --
Yield to Maturity: ________________________                                             Terms of reset:

Repurchase Price (for Discount Securities):                                             Redemption Information:

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Other Provisions:                                                                       Repayment Information:

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
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The aggregate principal amount of this offering is U.S. $25,000,000 and relates only to Pricing Supplement No. 6.  Medium-Term
Notes, Series D, may be issued by the Company in the aggregate principal amount of up to U.S. $500,000,000 or the equivalent in foreign currencies or foreign currency units.  To date, including this offering, an aggregate of U.S. $149,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series D, have been issued.
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
TYPE OF SALE:                                    IF PRINCIPAL TRANSACTION, REOFFERING AT:

     As Agent                          X  varying prices related to prevailing market prices at the time of resale
----                                  ---
 X   As Principal                         fixed number of offering prices of _______ of Principal Amount
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[Insert additional tax disclosure, if necessary]